Exhibit 23.3





                            CONSENT OF THE ORR GROUP


                                                             July 21, 2003
                                                          Board of Directors


MountainBank Financial Corporation
535 Greenville Highway
Hendersonville, NC 28792


Members of the Board:

We consent to the references to our firm under the caption "Opinion of MBFC's Financial Advisor" in the Registration Statement on Form S-4 being filed with the Securities and Exchange Commission, and to the inclusion of our opinion letter as Appendix D-1 which is part of such Registration Statement.

                                        The Orr Group


                                        By: /s/ L.P. Britton, III

                                        L.P. Britton, III
                                        Managing Director